                                                                    EXHIBIT 99.1

                       [KB HOME PRESS RELEASE LOGO]

FOR RELEASE, MONDAY, SEPTEMBER 20, 2004     FOR FURTHER INFORMATION CONTACT:
2:00 P.M. PACIFIC DAYLIGHT TIME             Kelly Masuda, Investor Relations
                                            (310) 231-4184 or kmasuda@kbhome.com
                                            Derrick Hall, Media Contact
                                            (310) 231-4142 or dmhall@kbhome.com

   KB HOME REPORTS RECORD THIRD QUARTER RESULTS; RAISES 2004 EARNINGS ESTIMATE
          REVENUES OF $1.75 BILLION, UP 21%; EPS INCREASES 22% TO $2.84
            NET ORDERS UP 23%; BACKLOG INCREASES 42% TO $4.82 BILLION
                  COMPANY FORECASTS EPS GROWTH OF 27% FOR 2005

Los Angeles, CA, September 20, 2004 - KB Home (NYSE: KBH), one of the largest homebuilders in the United States and France, today announced record financial results for its third quarter ended August 31, 2004. Highlights include:

   - The Company achieved strong top-line growth in the third quarter of 2004 with total revenues of $1.75 billion, up 21% from $1.44 billion posted in 2003. Housing revenues increased 24% to $1.72 billion in the quarter, driven by higher unit deliveries which rose 17% to 8,041 units and a 5% increase in the average selling price to $214,400.

   - Substantial earnings growth in the quarter was driven by higher unit volume and the expansion of the Company's construction operating margin. Net income for the third quarter of 2004 totaled $117.9 million, increasing 20% from $97.8 million in the third quarter of 2003. The Company's diluted earnings per share increased to $2.84 for the three months ended August 31, 2004, up 22% from $2.33 for the three months ended August 31, 2003.

   - Company-wide net orders for the third quarter increased 23% to 8,982, up from 7,319 net orders reported for the same quarter of 2003. Year-over-year net order growth was driven by higher net orders from each of the Company's geographic regions. Recent acquisitions and de novo growth have significantly expanded the Company's territory in the Central and Southeast regions and set the stage for continued net order momentum.

   - Backlog at August 31, 2004, in terms of both units and dollars, was the highest of any quarter-end in the Company's history. The dollar value of backlog at August 31, 2004 totaled approximately $4.82 billion, up 42% from August 31, 2003, and represents a strong pipeline of future revenues for the remainder of 2004 and into 2005. The Company's unit backlog at August 31, 2004 stood at 21,928, an increase of 5,356 units or 32% from 16,572 units at August 31, 2003.

   - The Company's favorable financial performance through the first nine months of 2004 and positive outlook for the remainder of the year and 2005 have prompted an increase in expected earnings to $11.00 per diluted share for 2004 from the Company's previous estimate. This represents an increase of 25% from the $8.80 earnings per diluted share generated in 2003. The Company also issued initial earnings guidance for 2005 of $14.00 per diluted share, a 27% increase over the forecasted 2004 diluted earnings per share.

            "The strength of KB Home's third quarter net income and earnings per share is the direct result of our excellent top-line growth in unit deliveries and revenues combined with the expansion of our margins," said Bruce Karatz, chairman and chief executive officer. "The performance of our core homebuilding business also benefited from our geographic diversity and growing wide-array of attached and detached product offerings, appealing to first-time and move-up homebuyers, as well as active adults and luxury buyers. As current market conditions remained solid and supported the underlying fundamental demand for housing, unit deliveries in nearly all of our geographic regions exceeded prior year results in the third quarter. We anticipate this performance to continue in the fourth quarter, delivering outstanding results for the full year."

            Total revenues for the third quarter of 2004 rose to $1.75 billion, up 21% from $1.44 billion in the third quarter of 2003. Housing revenues increased 24% in the period to $1.72 billion, up from $1.39 billion in the year-earlier period as a result of increases in both unit volume and average selling prices. Unit deliveries rose 17% to 8,041 in the third quarter of 2004 from 6,850 in the same quarter of 2003. The Company's overall average selling price rose 5% to $214,400 in 2004 from $203,600 in 2003. Year-over-year growth in the Company's average selling price reflected increases in all of its domestic geographic regions.

            "Our strategic investments in markets across the country over the past several quarters have laid the necessary groundwork for achieving our long-term growth goals," Karatz said. "We fully expect these investments to translate into higher community counts, revenues and earnings in the future. Demand for new homes should remain healthy as we expect the nation's economy to improve, consumer confidence to increase, household incomes to rise, and favorable demographic trends to continue to drive new household formations. Based on both our ability to deliver a rising number of new homes and our assessment of likely market conditions for the remainder of this year and into 2005, we have increased our earnings estimate for 2004 to $11.00 per diluted share and are forecasting a 27% increase in earnings to $14.00 per diluted share for 2005."

            Construction operating income rose to $190.8 million in the third quarter of 2004, a 39% increase from $137.3 million in the year-earlier quarter. The improvement was largely due to higher unit volume and an expanded operating margin. The Company's housing gross margin increased 130 basis points to 24.1% for the three months ended August 31, 2004, up from 22.8% for the same period of 2003 primarily due to the favorable pricing environment as well as operating efficiencies achieved. The Company's construction operating margin increased to 11.0% in the third quarter of 2004 from 9.7% in the third quarter of 2003. Net income rose to an all-time third quarter high of $117.9 million in 2004, up 20% from $97.8 million in the third quarter of 2003.

            "KB Home's operating margin exhibited substantial growth in the third quarter primarily as a result of a higher housing gross margin," Karatz said. "We have leveraged the increase in our revenues by managing our costs in accordance with our operational business model to drive margin growth. Our success in quickly and effectively integrating recently acquired businesses also contributed to the improved profit margin."

            The Company's backlog value totaled approximately $4.82 billion at August 31, 2004, a 42% increase compared to $3.40 billion at August 31, 2003. Total backlog units at August 31, 2004 rose 32% year-over-year to

21,928 units reflecting increases in all geographic regions in which the Company operates. This backlog growth resulted from a 23% increase in net orders for the quarter ended August 31, 2004 to 8,982, up from the 7,319 net orders posted for the same quarter of 2003. All geographic regions generated favorable year-over-year comparisons.

            "Net order activity during the third quarter increased significantly from the prior year quarter and drove the tremendous increase in our backlog which represents future revenues," Karatz said. "With a record third quarter backlog supporting our projections for the remainder of 2004, we operate from a great vantage point as we move forward. Furthermore, as of quarter end we owned or controlled a diverse inventory pipeline comprised of more than 160,000 lots in attractive markets across the United States, which further enhances our optimism for the longer-term in this land-constrained environment."

            During the first nine months of 2004, the Company delivered 21,361 homes, up 16% from the 18,457 delivered in the first nine months of 2003. Total revenues for the first three quarters of 2004 reached $4.67 billion, up 17% from $3.98 billion in the first three quarters of 2003. The Company's construction operating margin improved 150 basis points to 10.3% for the nine months ended August 31, 2004 and fueled a 27% increase in net income to $294.2 million from $232.0 million for the nine months ended August 31, 2003. Diluted earnings per share for the first three quarters of 2004 set a new Company record of $6.98, advancing 27% from the prior record of $5.51 per share in the same period of 2003.

THE CONFERENCE CALL ON THE THIRD QUARTER 2004 EARNINGS WILL BE BROADCAST LIVE TOMORROW AT 8:00 A.M. PACIFIC DAYLIGHT TIME, 11:00 A.M. EASTERN DAYLIGHT TIME. TO LISTEN, PLEASE GO TO THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEB SITE AT KBHOME.COM.

Building homes for nearly half a century, KB Home is one of America's premier homebuilders with domestic operating divisions in some of the fastest-growing regions and states: West Coast--California; Southwest--Arizona, Nevada and New Mexico; Central--Colorado, Illinois, Indiana and Texas; and Southeast--Florida, Georgia, North Carolina and South Carolina. Kaufman & Broad S.A., the Company's majority-owned subsidiary, is one of the largest homebuilders in France. In fiscal 2003, the Company delivered homes to 27,331 families in the United States and France. It also operates a full-service mortgage company for the convenience of its buyers. Founded in 1957, and winner of the 2004 American Business Award for Best Overall Company, KB Home is a Fortune 500 company listed on the New York Stock Exchange under the ticker symbol "KBH." For more information about any of KB Home's new home communities, call 888-KB-HOMES or visit kbhome.com.

Except for the historical information contained herein, certain matters discussed in this press release are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including any statements concerning future financial performance, business and prospects, and future Company actions and their expected results. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, the continued impact of terrorist activities and U.S. response, accelerating recessionary trends and other adverse changes in general economic conditions, material prices, labor costs, interest rates, the secondary market for loans, consumer confidence, competition, currency exchange rates (insofar as they affect the Company's operations in France), environmental factors, government regulations affecting the Company's operations, the availability and cost of land in desirable areas, unanticipated violations of Company policy, unanticipated legal proceedings, and conditions in the capital, credit and homebuilding markets. See the Company's Annual Report on Form 10-K and its Annual Report to Shareholders for the year ended November 30, 2003 and its other filings for a further discussion of these and other risks and uncertainties applicable to the Company's business.

                                      # # #
                                 (TABLES FOLLOW)
                                      # # #

                                     KB HOME
                        CONSOLIDATED STATEMENTS OF INCOME
       For the Nine Months and Three Months Ended August 31, 2004 and 2003
              (In Thousands, Except Per Share Amounts - Unaudited)

                                                              Nine Months                 Three Months
                                                      --------------------------    --------------------------
                                                         2004           2003           2004          2003
                                                      -----------    -----------    -----------    -----------
TOTAL REVENUES                                        $ 4,672,087    $ 3,977,313    $ 1,748,292    $ 1,442,259
                                                      ===========    ===========    ===========    ===========
CONSTRUCTION:

  Revenues                                            $ 4,639,509    $ 3,920,387    $ 1,739,538    $ 1,418,075
  Costs and expenses                                   (4,162,432)    (3,574,058)    (1,548,757)    (1,280,729)
                                                      -----------    -----------    -----------    -----------
  Operating income                                        477,077        346,329        190,781        137,346
  Interest income                                           2,978          2,041            782            568
  Interest expenses, net of amounts capitalized           (14,633)       (18,398)        (3,827)        (2,400)
  Minority interests                                      (41,174)       (12,690)       (18,535)        (3,995)
  Equity in pretax of unconsolidated joint ventures         9,264          1,453          5,600            764
                                                      -----------    -----------    -----------    -----------
  Construction pretax income                              433,512        318,735        174,801        132,283
                                                      -----------    -----------    -----------    -----------
MORTGAGE BANKING:
  Revenues:
      Interest income                                       7,930         11,089          2,935          3,026
      Other                                                24,648         45,837          5,819         21,158
                                                      -----------    -----------    -----------    -----------
                                                           32,578         56,926          8,754         24,184
  Expenses:
      Interest                                             (3,069)        (5,132)        (1,104)        (1,294)
      General and administrative                          (23,853)       (24,201)        (6,497)        (9,158)
                                                      -----------    -----------    -----------    -----------
  Mortgage banking pretax income                            5,656         27,593          1,153         13,732
                                                      -----------    -----------    -----------    -----------
TOTAL PRETAX INCOME                                       439,168        346,328        175,954        146,015
Income taxes                                             (145,000)      (114,300)       (58,100)       (48,200)
                                                      -----------    -----------    -----------    -----------
NET INCOME                                            $   294,168    $   232,028    $   117,854    $    97,815
                                                      ===========    ===========    ===========    ===========
BASIC EARNINGS PER SHARE                              $      7.51    $      5.87    $      3.03    $      2.51
                                                      ===========    ===========    ===========    ===========
DILUTED EARNINGS PER SHARE                            $      6.98    $      5.51    $      2.84    $      2.33
                                                      ===========    ===========    ===========    ===========
BASIC AVERAGE SHARES OUTSTANDING                           39,186         39,560         38,916         38,895
                                                      ===========    ===========    ===========    ===========
DILUTED AVERAGE SHARES OUTSTANDING                         42,150         42,135         41,494         41,946
                                                      ===========    ===========    ===========    ===========

                                     KB HOME
                           CONSOLIDATED BALANCE SHEETS
                           (In Thousands - Unaudited)

                                                           August 31,      November 30,    August 31,
                                                             2004             2003            2003
                                                           ----------      -----------     ----------
ASSETS

CONSTRUCTION:
  Cash and cash equivalents                                $    1,947      $  116,555      $   50,387
  Receivables                                                 400,593         430,266         369,088
  Inventories                                               4,059,936       2,883,482       2,867,152
  Investments in unconsolidated joint ventures                122,440          32,797          29,142
  Deferred income taxes                                       155,912         165,896         158,329
  Goodwill                                                    244,315         228,999         215,520
  Other assets                                                149,661         124,751         129,395
                                                           ----------      ----------      ----------
                                                            5,134,804       3,982,746       3,819,013
                                                           ----------      ----------      ----------
MORTGAGE BANKING:
  Cash and cash equivalents                                    36,821          21,564          20,124
  Receivables                                                 190,256         219,532         264,185
  Other assets                                                 13,893          12,017          13,428
                                                           ----------      ----------      ----------
                                                              240,970         253,113         297,737
                                                           ----------      ----------      ----------
TOTAL ASSETS                                               $5,375,774      $4,235,859      $4,116,750
                                                           ==========      ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

CONSTRUCTION:
  Accounts payable                                         $  598,359      $  554,387      $  523,089
  Accrued expenses and other liabilities                      621,091         574,527         441,925
  Mortgages and notes payable                               2,030,606       1,253,932       1,442,171
                                                           ----------      ----------      ----------
                                                            3,250,056       2,382,846       2,407,185
                                                           ----------      ----------      ----------
MORTGAGE BANKING:
  Accounts payable and accrued expenses                        82,056          31,858          34,537
  Notes payable                                                97,328         132,225         162,670
  Collateralized mortgage obligations secured by
   mortgage-backed securities                                   5,140           6,848           8,603
                                                           ----------      ----------      ----------
                                                              184,524         170,931         205,810
                                                           ----------      ----------      ----------
Minority interests                                            116,068          89,231          77,458
Stockholders' equity                                        1,825,126       1,592,851       1,426,297
                                                           ----------      ----------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $5,375,774      $4,235,859      $4,116,750
                                                           ==========      ==========      ==========

                                     KB HOME
                            SUPPLEMENTAL INFORMATION
       For the Nine Months and Three Months Ended August 31, 2004 and 2003
                           (In Thousands - Unaudited)

                                                                 Nine Months                          Three Months
                                                        -----------------------------         -----------------------------
CONSTRUCTION REVENUES:                                     2004               2003               2004               2003
                                                        ----------         ----------         ----------         ----------
 Housing                                                $4,600,145         $3,802,426         $1,723,861         $1,394,434
 Commercial                                                 16,726            105,638              7,602             15,246
 Land                                                       22,638             12,323              8,075              8,395
                                                        ----------         ----------         ----------         ----------
   Total                                                $4,639,509         $3,920,387         $1,739,538         $1,418,075
                                                        ==========         ==========         ==========         ==========

                                                                 Nine Months                          Three Months
                                                        -----------------------------         -----------------------------
COSTS AND EXPENSES:                                        2004               2003               2004              2003
                                                        ----------         ----------         ----------         ----------
Construction and land costs
  Housing                                               $3,520,683         $2,961,413         $1,308,487         $1,075,924
  Commercial                                                12,976             83,645              5,764             13,244
  Land                                                      19,100             11,247              5,136              8,221
                                                        ----------         ----------         ----------         ----------
   Subtotal                                              3,552,759          3,056,305          1,319,387          1,097,389
Selling, general and administrative expenses               609,673            517,753            229,370            183,340
                                                        ----------         ----------         ----------         ----------
   Total                                                $4,162,432         $3,574,058         $1,548,757         $1,280,729
                                                        ==========         ==========         ==========         ==========

                                                                 Nine Months                          Three Months
                                                        -----------------------------         -----------------------------
INTEREST EXPENSES:                                         2004               2003               2004               2003
                                                        ----------         ----------         ----------         ----------
  Interest incurred                                     $  101,605         $   89,674         $   37,325         $   28,540
  Interest capitalized                                     (86,972)           (71,276)           (33,498)           (26,140)
                                                        ----------         ----------         ----------         ----------
   Interest expense                                     $   14,633         $   18,398         $    3,827         $    2,400
                                                        ==========         ==========         ==========         ==========

                                                                 Nine Months                          Three Months
                                                        -----------------------------         -----------------------------
OTHER INFORMATION:                                         2004               2003               2004              2003
                                                        ----------         ----------         ----------         ----------
  Depreciation and amortization                         $   15,469         $   15,942         $    5,021         $    5,503
  Amortization of previously capitalized interest           54,184             46,863             19,684             16,649
                                                        ==========         ==========         ==========         ==========

                                     KB HOME
                            SUPPLEMENTAL INFORMATION
      For the Nine Months and Three Months Ended August 31, 2004 and 2003
                                   (Unaudited)

                                                                  Nine Months                          Three Months
                                                          ---------------------------           --------------------------
AVERAGE SALES PRICE:                                        2004               2003               2004             2003
                                                          --------           --------           --------          --------
  West Coast                                              $399,500           $352,200           $407,900          $351,400
  Southwest                                                198,100            177,300            199,600           180,000
  Central                                                  148,400            149,100            148,800           146,300
  Southeast                                                169,200            157,000            172,000           155,100
  France                                                   206,800            200,900            199,200           201,400
                                                          --------           --------           --------          --------
   Total                                                  $215,400           $206,000           $214,400          $203,600
                                                          ========           ========           ========          ========

                                                                  Nine Months                          Three Months
                                                          ---------------------------           --------------------------
UNIT DELIVERIES:                                            2004               2003               2004              2003
                                                          --------           --------           --------          --------
  West Coast                                                 3,643              3,763              1,333             1,339
  Southwest                                                  5,337              4,685              1,884             1,731
  Central                                                    5,974              5,075              2,432             1,851
  Southeast                                                  3,308              2,312              1,263             1,017
  France                                                     3,099              2,622              1,129               912
                                                            ------             ------              -----            ------
   Total                                                    21,361             18,457              8,041             6,850
                                                            ======             ======              =====            ======
  Unconsolidated Joint Ventures:                               601                144                277                59
                                                            ======             ======              =====            ======

                                                                  Nine Months                          Three Months
                                                          ---------------------------           --------------------------
NET ORDERS:                                                 2004               2003               2004              2003
                                                          --------           --------           --------          --------
  West Coast                                                 4,720              4,663              1,526             1,410
  Southwest                                                  6,430              5,881              2,025             1,912
  Central                                                    7,606              5,889              2,204             1,913
  Southeast                                                  5,277              2,900              1,892             1,130
  France                                                     3,729              2,932              1,335               954
                                                            ------             ------              -----             -----
   Total                                                    27,762             22,265              8,982             7,319
                                                            ======             ======              =====             =====
  Unconsolidated Joint Ventures:                               748                394                148               136
                                                            ======             ======              =====             =====

                                                               August 31, 2004                        August 31, 2003
                                                          ---------------------------           --------------------------
BACKLOG DATA:                                          Backlog Units       Backlog value      Backlog Units     Backlog value
                                                       -------------       -------------      -------------     -------------
 (Dollars in thousands)
  West Coast                                                 3,718           $1,522,970            3,280          $1,142,247
  Southwest                                                  4,956              987,632            3,991             729,195
  Central                                                    5,357              806,894            4,473             643,354
  Southeast                                                  4,201              765,654            2,353             389,373
  France                                                     3,696              735,504            2,475             497,475
                                                            ------           ----------           ------          ----------
   Total                                                    21,928           $4,818,654           16,572          $3,401,644
                                                            ======           ==========           ======          ==========
  Unconsolidated Joint Ventures:                               838           $  147,233              295          $   47,726
                                                            ======           ==========           ======          ==========